                                                                      EXHIBIT 11
                                                                     PAGE 1 OF 2

                                   ADVO, INC.

                   COMPUTATION OF PRIMARY PER SHARE EARNINGS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                       YEAR ENDED    YEAR ENDED    YEAR ENDED
                                      SEPTEMBER 24, SEPTEMBER 25, SEPTEMBER 26,
                                          1994          1993          1992
                                      ------------- ------------- -------------
EARNINGS APPLICABLE TO COMMON STOCK..    $25,171       $ 5,351       $22,493
                                         =======       =======       =======
AVERAGE COMMON AND COMMON
 EQUIVALENT SHARES (A)
Average common shares outstanding....     21,104        20,631        17,921
Assumed conversion or exercise of:
  Warrants...........................      2,236         2,303         2,726
  Stock options......................        496         1,097         1,098
  Series A Preferred Stock...........        --          1,229         3,304
  Restricted stock...................         50           129           217
                                         -------       -------       -------
Weighted average common and common
 equivalent shares...................     23,886        25,389        25,266
                                         =======       =======       =======
EARNINGS PER COMMON AND COMMON
 EQUIVALENT SHARE....................    $  1.05       $   .21       $   .89
                                         =======       =======       =======

- --------
(A) Fiscal 1992 restated for 5-for-4 stock split distributed March 5, 1993 and for 2,115,956 common shares issued in connection with the merger of ADVO, Inc. and Marketing Force, Inc., on August 19, 1993 accounted for as a pooling of interests. The shares are being treated as if issued as of the beginning of each period presented.

                                                                      EXHIBIT 11
                                                                     PAGE 2 OF 2

                                   ADVO, INC.

                COMPUTATION OF FULLY DILUTED PER SHARE EARNINGS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                       YEAR ENDED    YEAR ENDED    YEAR ENDED
                                      SEPTEMBER 24, SEPTEMBER 25, SEPTEMBER 26,
                                          1994          1993          1992
                                      ------------- ------------- -------------
EARNINGS APPLICABLE TO FULLY DILUTED
 SHARES..............................    $25,171       $ 5,351       $22,493
                                         =======       =======       =======
FULLY DILUTED SHARES (A)
Average common shares outstanding....     21,104        20,631        17,921
Assumed conversion or exercise of:
  Warrants...........................      2,242         2,303         2,789
  Stock options......................        512         1,097         1,167
  Series A Preferred Stock...........        --          1,229         3,304
  Restricted stock...................         66           152           236
                                         -------       -------       -------
Fully diluted shares.................     23,924        25,412        25,417
                                         =======       =======       =======
EARNINGS PER SHARE ASSUMING FULL
 DILUTION............................    $  1.05       $   .21       $   .88
                                         =======       =======       =======

- --------
(A) Fiscal 1992 restated for 5-for-4 stock split distributed March 5, 1993 and for 2,115,956 common shares issued in connection with the merger of ADVO, Inc. and Marketing Force, Inc., on August 19, 1993 accounted for as a pooling of interests. The shares are being treated as if issued as of the beginning of each period presented.